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Exhibit 10.52

CONFIDENTIAL

AMENDMENT #1

        This is the first amendment to the attached employment agreement (the "Agreement) dated April 15, 1998 between Vincent J. Truant and EarthShell Corporation, and is effective May 15, 2002.

Agreement

        I.    Compensation

          1.    Beginning May 16, 2002, Mr. Truant's annual base salary will be adjusted to $350,000.00 per annum payable in semi-monthly installments.

          2.    Mr. Truant will be eligible to earn up to 100% of his base salary in bonus compensation. Bonuses will be granted at the discretion of the Compensation Committee, guided by accomplishment of critical milestones agreed to by management on annual basis.

          3.    Mr. Truant will be granted 350,000 options of EarthShell common stock. These options are fully vested at $3.00 per share exercise price, for five years.

        II.    Job Title, Duties and Responsibilities

    Mr. Truant's job title is President and Chief Operating Officer. He will report to the Chief Executive Officer.

If this Amendment accurately sets forth our understandings, please sign a copy of this Amendment and return to the Undersigned.

EARTHSHELL CORPORATION
By	/s/ SCOTT HOUSTON Scott Houston	Date
	/s/ VINCENT J. TRUANT Vincent J. Truant	Date

Company Copy

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Exhibit 10.52